AMENDMENT
                             DATED FEBRUARY 17, 2006
                                     TO THE
                     AMENDED AND RESTATED SERVICE AGREEMENT
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                             DATED NOVEMBER 15, 2004

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                                    AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                                SERVICE AGREEMENT

                             DATED NOVEMBER 15, 2004

                                     BETWEEN

                               RYDEX DYNAMIC FUNDS

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment is made to Section 4 of the Amended and Restated Service Agreement between Rydex Dynamic Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

      Section 4 of the Agreement is amended, effective February 17, 2006, to read as follows:

      As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series (a "Fund") for such month:

                DYNAMIC S&P 500 FUND (FORMERLY, TITAN 500 FUND)

                      0.25% of Assets

                INVERSE DYNAMIC S&P 500 FUND (FORMERLY, TEMPEST 500 FUND)

                      0.25% of Assets

                INVERSE DYNAMIC OTC FUND (FORMERLY, VENTURE 100 FUND)

                      0.25% of Assets

                DYNAMIC OTC FUND (FORMERLY, VELOCITY 100 FUND)

                      0.25% of Assets

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                DYNAMIC DOW FUND (FORMERLY, LONG DYNAMIC DOW 30 FUND)

                      0.25% of Assets

                INVERSE DYNAMIC DOW FUND (FORMERLY, INVERSE DYNAMIC DOW 30 FUND)

                      0.25% of Assets

                LEVERAGED RUSSELL 2000 FUND

                      0.25% OF ASSETS

                INVERSE RUSSELL 2000 FUND

                      0.25% OF ASSETS

                ADDITIONS ARE NOTED IN BOLD.

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In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 17th day of February, 2006.

                                             RYDEX DYNAMIC FUNDS

                                             By:  /s/ Carl G. Verboncoeur
                                                  ------------------------------
                                             Name:  Carl G. Verboncoeur
                                             Title: President


                                             RYDEX FUND SERVICES, INC.

                                             By:  /s/ Carl G. Verboncoeur
                                                  ------------------------------
                                             Name:  Carl G. Verboncoeur
                                             Title: President